UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) December 21, 2009


                           American Eagle Energy Inc.
             (Exact name of registrant as specified in its charter)

          Nevada                        333-143626               208642477
(State or other jurisdiction           (Commission             (IRS Employer
     of incorporation)                 File Number)          Identification No.)

27 North 27th Street, Suite 21G, Billings, Montana                 59101
     (Address of principal executive offices)                   (Zip Code)

        Registrant's telephone number, including area code 406-294-9765

                                       N/A
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Our company has entered into a Consulting Agreement with Synergy Resources LLC, dated effective the 21st day of December, 2009, whereby the Company has agreed to retain Synergy in regards to the identification and acquisition of prospective oil and gas assets.

The Consulting Agreement provides for the issuance of 10,000,000 restricted common shares of our company, of which 4,500,000 shares are to be deposited in escrow and released pursuant to the terms of an escrow agreement entered into concurrently with the Consulting Agreement, based on certain performance based milestones.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On January 13, 2010, we issued an aggregate of 10,000,000 restricted shares of our common stock to one U.S. person (at that term as defined in Regulation S of the Securities Act of 1933), relying on Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933 pursuant to the Consulting Agreement referred to herein.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS


10.1 Consulting Agreement between our company and Synergy Resources LLC, dated effective December 21, 2009.

10.2 Escrow Agreement between our company, Synergy Resources LLC, and WL Macdonald Law Corp., dated effective December 21, 2009.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EAGLE ENERGY INC.


/s/ Richard Findley
--------------------------------
Richard Findley
President

Date: January 13, 2010

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